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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                         Date of Report: March 22, 1999
                       (Date of earliest event reported)

                         MEDICAL ACTION INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)


    Delaware                         0-13251                       11-2421849
(State or other             (Commission File Number)              (IRS Employer
jurisdiction of                                                   Identification
 incorporation)                                                       Number)



 150 Motor Parkway, Hauppauge, New York                                 11788
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number
     including area code                                          (516) 231-4600







         (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         On March 22, 1999, Registrant, pursuant to an Asset Purchase Agreement dated as of March 9, 1999 between the Registrant and Acme United Corporation, a Connecticut corporation ("Acme"), acquired certain of the assets relating to the medical products business of Acme.

         The purchase price for the assets acquired was approximately $8,182,000, of which $7,182,000 was paid at or prior to the closing, with the balance paid over the three (3) month period ending on or about June 15, 1999. In addition, the Registrant issued at closing Warrants to purchase 50,000 shares of its common stock at a purchase price of $2.84 per share.

         The assets acquired included inventory, factory and office equipment, trademarks, patents, and a patent application used in the manufacture of Acme's medical products, including (i) kit and tray products, including suture removal trays, I.V. start kits, and central line trays; (ii) net, padding, wound care and antiseptic products, including Acu-Dyne(R), an anti-microbial solution of povidone iodine prep swabs, and a line of proprietary Tubegauze(R) elastic netting used in dressing retention; and (iii) instrument packs, which include a broad line of sterile instruments, such as hemostats, scalpels and forceps (hereinafter the "Products").

         The equipment acquired by the Registrant for the manufacture of the Products will continue to be used by the Registrant in its facility in Arden, North Carolina for the manufacture of the Products.


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         The Registrant utilized the funds available under its Revolving Credit
Note and Loan Agreement (the "Loan Agreement") with European American Bank in order to satisfy the purchase price. The funds provided under the Loan Agreement were made in the ordinary course of business.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of Business Acquired.

              In accordance herewith, the Registrant will file certain of the required Financial Statements on or about June 1, 1999.

         (b)  Pro Forma Financial Information.

              In accordance herewith, the Registrant will file certain of the required Financial Statements on or about June 1, 1999.

         (c)  Exhibits.

              (2) Asset Purchase Agreement dated as of March 9, 1999 between Registrant and Acme United Corporation.

              (10) Loan Agreement and Revolving Credit Note between Registrant and European American Bank dated as of March 18, 1999.


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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MEDICAL ACTION INDUSTRIES INC.



                                        By: /s/ Richard G. Satin
                                            -----------------------------------
                                            Richard G. Satin, Vice President -
                                            Operations and General Counsel
                                            (Principal Accounting Officer)



Dated: April 1, 1999